CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




First Investors Life Series Fund
95 Wall Street
New York, NY  10005


We consent to the use in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File Nos. 002-94809 and 811-04325) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 25, 2003